 EXHIBIT 99.1

GENERAL FINANCE CORPORATION TO ANNOUNCE SECOND QUARTER FISCAL YEAR 2020 FINANCIAL RESULTS ON FEBRUARY 10, 2020

PASADENA, CA – January 23, 2020 – General Finance Corporation (NASDAQ:GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions (the “Company”), will announce its financial results for the second quarter ended December 31, 2019 of fiscal year 2020 before the U.S. market opens on Monday, February 10, 2020.

Management will host a conference call the same day at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss the Company's operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 8388017. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through February 24, 2020 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 8388017.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of wholly-owned Royal Wolf (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc.(www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings.  The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and, under the trade name Southern Fabrication Specialties (www.southernfabricationspecialties.com), other steel-related products in North America.

Investor Contact

Larry Clark
Financial Profiles, Inc.
lclark@finprofiles.com
310-622-8223